UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2025

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Wyman Street, 3rd Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 6, 2025 and December 8, 2025, Cogent Biosciences, Inc. (the “Company”) presented the full results from its SUMMIT clinical trial of bezuclastinib in patients with nonadvanced systemic mastocytosis (“NonAdvSM”) and announced positive top-line results from its APEX clinical trial of bezuclastinib in patients with advanced systemic mastocytosis (“AdvSM”), respectively.

SUMMIT Trial Results

On December 6, 2025, the Company announced complete results from the registration-directed Part 2 of the SUMMIT clinical trial of bezuclastinib in patients with NonAdvSM. As previously reported, bezuclastinib demonstrated clinically meaningful and highly statistically significant improvements across the primary and all key secondary endpoints. New results further highlight the benefit of bezuclastinib on patient-reported symptoms and objective measures of mast cell burden and demonstrate significant correlation between improvement in disease pathology and patient-reported symptom severity.

Trial Data

In the registration-directed Part 2 of the SUMMIT clinical trial, 118 patients received bezuclastinib once daily plus best supportive care (“BSC”), and 60 patients received placebo plus BSC. The study included adults with a NonAdvSM diagnosis confirmed by central pathology review, and moderate-to-severe symptom burden despite an optimized regimen of BSC.

Following completion of the 24-week treatment period, patients had the option to receive bezuclastinib in an open-label extension study. Baseline patient demographics were balanced between treatment arms and reflected significant disease burden. Disease symptoms were assessed using the Mastocytosis Symptom Severity Daily Diary.

Bezuclastinib delivered clinically meaningful and statistically significant symptomatic improvement

Outcome measure	Bezuclastinib	Placebo	p-value
At 24 weeks of treatment (primary endpoint and key secondary endpoints)
Mean change TSS (%)	-24.3 (-43%)	-15.4 (-29%)	p<0.001
Proportion of patients with ≥50% reduction in TSS	34.3%	18.1%	p=0.01
Proportion of patients with ≥30% reduction in TSS	65.4%	38.6%	p<0.001
For patients treated through 48 weeks (follow-up data cut off Nov 2025)
Mean change TSS (%)	-32.0 (-54%)	n/a	n/a
Proportion of patients with ≥50% reduction in TSS	56.4%	n/a	n/a
Proportion of patients with ≥30% reduction in TSS	86.2%	n/a	n/a

Across several additional key secondary endpoints, bezuclastinib demonstrated rapid, deep and sustained improvement on objective disease markers of mast cell burden. At week 24, 87.4% of patients achieved ≥50% reduction in serum tryptase levels, 75.6% of patients demonstrated ≥50% reduction in bone marrow mast cells or clearance of aggregates and 85.7% of patients achieved ≥50% reduction in KIT D816V variant allele frequency or undetectable, each of which was statistically significant when compared to placebo.

SUMMIT Subgroups

As part of the SUMMIT trial, patients with Smoldering Systemic Mastocytosis (n=8 bezuclastinib arm, n=4 placebo arm) and patients who had previously been treated with avapritinib (n=11 bezuclastinib arm, n=3 placebo arm) were enrolled. Patients treated with bezuclastinib in these subgroups showed a mean change in TSS of -35.6 and -21.6, respectively. The response in objective measures of disease burden in these patients was consistent with results from the broader SUMMIT population, as were their related adverse events and overall tolerability.

Safety Data

As previously reported on July 7, 2025, the majority of treatment emergent adverse events (“TEAEs”) (98.3% in bezuclastinib arm vs. 88.3% in placebo arm) were of low grade. The most frequent TEAEs reported on bezuclastinib treatment were hair color change (69.5% bezuclastinib vs. 5.0% placebo), altered taste (23.7% bezuclastinib vs. 0% placebo), nausea (22.0% bezuclastinib vs. 13.3% placebo) and ALT/AST elevations (22.0% bezuclastinib vs. 6.6% placebo; ≥Gr 3, 5.9% vs. 0%). Serious AEs occurred in 4.2% of patients treated with bezuclastinib, compared to 5.0% of patients treated with placebo. Discontinuations due to treatment-related AEs occurred in 5.9% of patients treated with bezuclastinib, all due to ALT/AST elevations and all patients fully resolved. There were no hepatic AEs reported in any patient other than transient and manageable lab abnormalities.

APEX Top-line Results

On December 8, 2025, the Company announced positive top-line results from the registration-directed APEX Part 2 clinical trial of bezuclastinib in patients with AdvSM demonstrating clinically meaningful results as measured by consensus criteria used to assess patient response. This is the third positive pivotal trial result for bezuclastinib in 2025, following positive announcements from the SUMMIT trial in NonAdvSM patients and the PEAK trial in GIST patients earlier this year. Based on these top-line data, Cogent expects to submit a new drug application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for bezuclastinib in AdvSM during the first half of 2026. In addition, Cogent plans to present detailed data from the APEX trial at an upcoming scientific meeting in the first half of 2026.

In Part 2 of the APEX trial, 81 AdvSM patients were treated with 150 mg of bezuclastinib, including 57 patients with SM-AHN, 11 patients with ASM and 13 patients with MCL. 68 of these patients were mIWG-MRT-ECNM evaluable for assessment on the primary endpoint. Clinical activity analyzed from these patients showed:

•	Primary endpoint: 57% ORR (CR+CRh+PR+CI) per mIWG-MRT-ECNM (“mIWG”) criteria

•	49% ORR (CR+CRh+PR) per mIWG

•	At the time of data cut-off, multiple additional patients had achieved unconfirmed response criteria and remain on study awaiting follow-up assessment

•	Key secondary endpoint: 80% ORR (CR+CRh+PR) per pure pathological response (“PPR”) criteria

•	Median time to achieve response was 2.0 months and median duration of response is not yet mature.

•	Bezuclastinib achieved clear and clinically significant reductions in objective disease markers for these AdvSM patients:

Outcome measure	Bezuclastinib
Proportion with ≥50% reduction in serum tryptase (n=80)	89%
Proportion with ≥50% reduction in bone marrow mast cells or clearance of aggregates (n=80)	89%
Proportion with ≥50% reduction in KIT D816V variant allele frequency (n=43)	91%

APEX Part 2 Safety and Tolerability

The most frequent treatment related adverse events (“TRAEs”) reported on bezuclastinib treatment were hair color change (30.9%), neutropenia (29.6%), altered taste (28.4%), thrombocytopenia (24.7%) and ALT/AST elevations (20.9%). Only 14.8% of patients required dose reduction, and no patients discontinued due to TRAEs. The majority of transaminase elevations were of low grade, asymptomatic and reversible. Only one patient experienced Gr 3 transaminase elevation which fully resolved with dose reduction and the patient continues on therapy. Complete analysis of the full APEX Part 2 data are ongoing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: plans to submit an NDA to the FDA for bezuclastinib in AdvSM during the first half of 2026 and plans to present detailed results from the APEX trial at an upcoming scientific meeting in the first half of 2026. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, the Company’s clinical results, the rate of enrollment in the Company’s clinical trials and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts or milestones disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company’s, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan Kearns
Evan Kearns
Chief Legal Officer